UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

 Looksmart Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-554400	47-364-3516

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2850 W. Horizon Ridge Parkway, Suite 200 Henderson, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

(415) 348-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director

Effective February 24 2017, Thorsten Weigl resigned as a director of LookSmart Group, Inc ("Company"). Mr. Weigl's resignation from the Boards of Directors of the Company did not result from any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOKSMART GROUP, INC.
Dated: February 27, 2017
	By:	/s/ Michael Onghai
	Name:	Michael Onghai
	Title:	Chief Executive Officer